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Exhibit 99.h(iii)

                                LETTER AGREEMENT
                        Investment Company Capital Corp.
                                One South Street
                               Baltimore, MD 21202


                                                                  March 28, 2001


Deutsche Investors Funds, Inc.
One South Street
Baltimore, MD 21202


RE: Administration Services Fee


Dear Sirs:

         In regards to the Administration Services Appendix to the Master Services Agreement dated September 1, 2000, as amended March 28, 2001 (the "Agreement") between Deutsche Investors Funds, Inc. (on behalf of Growth Opportunity Fund) and Investment Company Capital Corp. each party to the Agreement agrees the administration fee will be 0.15% of the Fund's average daily net assets.

                                            Very truly yours,
                                            INVESTMENT COMPANY CAPITAL CORP.

                                            By: /s/ Richard T. Hale
                                               ---------------------------------
                                            Name: Richard T. Hale
                                            Title: President



                                            ACCEPTED AND CONFIRMED:

                                            DEUTSCHE INVESTORS FUNDS, INC.

                                            By: /s/ Amy M. Olmert
                                               ---------------------------------
                                            Name: Amy M. Olmert
                                            Title: Secretary